Exhibit 99.2

EXECUTION COPY

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is being entered into as of March 1, 2016 by Addus HomeCare Corporation, a Delaware corporation (“Addus”), and Mark S. Heaney (the “Executive”) (each, a “Party” and collectively, the “Parties”).

WHEREAS, the Executive has been employed since 1985 by Addus and by Addus HealthCare, Inc., an Illinois corporation and a subsidiary of Addus (collectively with Addus, the “Company”), pursuant to an amended and restated employment and non-competition agreement, dated May 6, 2008, as amended September 30, 2009, November 17, 2011, December 20, 2012 and October 2013 (the “Employment Agreement”);

WHEREAS, the Executive’s employment with the Company and service on the Addus Board of Directors (the “Board”) has terminated effective January 15, 2016 (the “Separation Date”); and

WHEREAS, the Executive and the Company wish to resolve all matters related to his employment with the Company on the terms and conditions expressed in this Agreement, including the release provisions (the “Release Agreement”) set forth in Exhibit A hereto.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties, intending to be legally bound, agree as follows:

1. Last Day of Employment; Resignation from the Board.

(a) The Executive’s employment with the Company as its President and Chief Executive Officer and his service as Chairman of the Board have terminated as of the Separation Date, and all agreements and employment arrangements between the Executive and the Company or any subsidiary or affiliate thereof (collectively, the “Company Group” and individually, a “Company Group Member”) have terminated effective as of the Separation Date. The Parties agree that all of their rights and obligations under the Employment Agreement continued until the Separation Date, and upon such date, the Employment Agreement terminated except as otherwise provided herein.

(b) The parties agree that the Executive’s separation from employment pursuant to this Agreement is a termination without “reasonable cause,” as such term is defined in Section 6(a) of the Employment Agreement and in accordance with Section 6(b) of the Employment Agreement. The parties acknowledge that the Executive was a covered individual pursuant to the terms of the Company’s directors and officers liability policy prior to the Separation Date.

(c) In addition, effective as of the Separation Date, the Parties agree that the Executive has resigned from the Board, has resigned as a director of all Company Group Members, as a fiduciary of any of the Company Group’s employee benefit plans and from all other positions held by him within the Company Group. The Executive shall execute and deliver to the Company any requested resignation letters documenting his resignation from such positions.

2. Payments; Benefits.

(a) Severance Payment. Conditioned upon the Executive’s strict compliance with the post-employment restrictions described in Sections 4 through 8 and provided that the Executive timely executes and does not revoke this Agreement, including Exhibit A hereto, the Company shall pay to the Executive (i) severance payments in the aggregate amount equal to three (3) times the Executive’s annual base salary as in effect immediately prior to the Separation Date, $413,600 (the “Base Salary”), less all applicable taxes and withholdings, payable in equal installments on each of the Company’s regularly scheduled payroll dates over the three (3) years following the termination of the Executive’s employment, and (ii) a bonus amount with respect to the Company’s 2015 annual bonus program, subject to the same terms and conditions as, to the extent, and at the same time that such annual bonuses are paid to all other participating employees of the Company ((i) and (ii) collectively, the “Severance Amount”). Payment of the Severance Amount will commence on the first payroll date following the Separation Date; provided, however, that any payment due before the Release Agreement Effective Date (as defined in the Release Agreement) will be accumulated and paid (subject to the applicable conditions) on the first regularly scheduled payroll date after the Release Agreement Effective Date, along with the installment of the Severance Amount for such date.

(b) Ability to Exercise Vested Stock Options; Forfeiture of Unvested Equity Awards. Pursuant to the Company’s 2009 Stock Incentive Plan, any outstanding stock options held by the Executive that are vested as of the Separation Date will remain exercisable through the earlier of (i) ninety (90) days after the Separation Date and (ii) the expiration date of such stock options. For the avoidance of doubt, all unvested equity awards held by the Executive shall be forfeited as of the Separation Date, and the Company shall have no further obligations with respect thereto. As further consideration for the below stated release, the committee, as defined and referred to in the nonqualified stock option award agreements, shall permit the Executive to elect to pay the Option Price and any applicable minimum tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the Option Shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable minimum tax withholding resulting from such exercise.

(c) Change in Control. In accordance with Section 8(b) of the Employment Agreement, if a Change in Control (as defined in the Employment Agreement) occurs within the eighteen (18) months following the Separation Date, the Executive shall be entitled to receive, in lieu of the Severance Amount, a lump sum payment, less all applicable taxes and withholdings, equal to (i) three (3) times the sum of (A) the Executive’s highest annual Base Salary in effect during the Employment Term (as defined in the Employment Agreement) and (B) an amount equal to the average bonus paid to the Executive in the two (2) most recent fiscal years, less (ii) any portion of the

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Severance Amount already received by the Executive pursuant to Section 2(a) above (the “Change in Control Severance Amount”). In addition, if any payments to the Executive under this Agreement, either alone or together with other payments to the Executive from the Company, would constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), such payments shall be grossed up to an amount such that after payment of the excise tax imposed by Section 4999 of the Code, the Executive will receive on an after-tax basis the same amount the Executive would have received if no such excise tax had been imposed. For the avoidance of doubt, the Change in Control Severance Amount in this Section 2(c) shall be payable only if the conditions to payment with respect to the Severance Amount described in Section 2(a) have been satisfied.

(d) Additional Obligations. Whether or not the Executive timely executes and does not revoke this Agreement, the Company acknowledges the following obligations to the Executive:

(i) The Company shall pay to the Executive any accrued and unpaid Base Salary up to and including the Separation Date, less all applicable taxes and withholdings, payable in accordance with the Company’s regular payroll practices;

(ii) The Company shall pay to the Executive any accrued and unused vacation time as of the Separation Date and pursuant to applicable law, payable in accordance with the Company’s regular payroll practices;

(iii) The Company agrees to reimburse the Executive for all reasonable and necessary out-of-pocket business-related expenses incurred by him prior to the Separation date, provided that the Executive submits reasonable documentation of such expenses prior to the Release Agreement Effective Date and in accordance with the applicable Company policies; and

(iv) Following the Separation Date, the Executive shall be entitled to any amount arising from his participation in, or benefits under, any employee benefit plans, programs or arrangements that become payable as a result of his separation from the Company, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements and pursuant to applicable law.

(e) No Other Benefits. Except as provided in this Agreement, the Executive shall not be entitled to receive any other payment, benefit or other form of compensation as a result of his employment or the termination thereof, or his cessation of service on the Board. In addition, for the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary: (i) the Executive shall have no entitlement to any payments under any 2016 annual bonus program of the Company; and (ii) the fringe benefits described in Section 5 of the Employment Agreement shall terminate as of the Separation Date without any further action by the Executive, and the Company shall no longer have any obligations with respect to such benefits.

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(f) Tax Withholding. All payments made by the Company to the Executive hereunder except for expense reimbursements shall be subject to all applicable withholding deductions.

3. Execution of Agreement and Release Agreement. The Executive understands and agrees that he will not receive the Severance Amount described in Section 2(a) or the Change in Control Severance Amount described in Section 2(c) above unless: (a) the Executive timely signs this Agreement, (b) following the Separation Date, the Executive signs and does not timely revoke or rescind the Release Agreement and (c) the Executive complies with the promises made by him in this Agreement, the Release Agreement and the Employment Agreement.

4. Non-Competition and Non-Solicitation.

(a) Prior to and following the Separation Date and through the third (3rd) anniversary thereof (the “Restricted Period”), the Executive shall not, and shall cause his affiliates not to, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in or represent any business within any Restricted Territory that is competitive with the Subject Business or any product of the Subject Business as such Subject Business has been conducted or is proposed to be conducted from and after September 19, 2006. Nothing herein shall prohibit the Executive from being a passive owner of not more than five percent (5.0%) of the outstanding stock of any class of a corporation that is publicly traded, so long as the Executive has no active participation in the business of such corporation.

(b) For purposes of this Agreement:

(i) “Restricted Territory” means any portion of the United States and any other jurisdiction in which any product, process, good or service has heretofore been manufactured, provided, sold or offered or promoted for sale by the Company Group or the Subject Business during the two (2) year period preceding the Separation Date or with respect to which either the Company Group or the Subject Business has devoted substantial expense in anticipation of launching into such geographic area a portion of the Subject Business at any time prior to the Separation Date.

(ii) “Subject Business” means (A) the provision of paraprofessional and skilled home health and adult daycare services, (B) healthcare staffing services, and (C) any other line of business (x) in which the Company Group was engaged as of September 19, 2006, (y) in which the Company Group was engaged during the five (5) years prior to September 19, 2006 or (z) in which the Company Group was engaged at any time after September 19, 2006 until the date immediately preceding the expiration date of the Restricted Period.

(c) During the Restricted Period, the Executive shall not, and shall refrain from causing its affiliates to, directly or indirectly: (i) induce or attempt to induce any employee of the Company Group to leave the employ of a Company Group Member, or

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in any way interfere with the relationship between the Company Group Member, on the one hand, and any employee thereof, on the other hand (provided, however, that such restriction shall not apply to general solicitations or advertisements for employment in publications of general circulation or on the Internet); (ii) hire any person who was an employee of the Company Group until one (1) year after such individual’s employment relationship with the Company Group has been terminated; or (iii) induce or attempt to induce any customer, referral source, supplier, vendor, licensee or other business relation of the Company Group to cease doing business with a Company Group Member, or in any way interfere with the relationship between any such customer, referral source, supplier, vendor, licensee or business relation, on the one hand, and the Company Group, on the other hand.

(d) The Executive covenants and agrees that he will not seek to challenge the enforceability of the covenants contained in this Section 4 against Addus Holding Corporation, Addus Management Corporation, Addus Acquisition Corporation or any Company Group Member based on its duration, geographic scope, definition of the Subject Business or the breadth of restricted activities, nor will the Executive assert as a defense to any action seeking enforcement of the provisions contained in this Section 4 (including an action seeking injunctive relief) that such provisions are not enforceable due to lack of sufficient consideration received by the Executive; provided however, that the preceding provisions shall in no way be deemed to limit or affect the ability of the Executive to challenge the applicability or interpretation of the other covenants contained in this Section 4. The Parties hereto agree and acknowledge that money damages would be an inadequate remedy for any breach of this Section 4. Therefore, in the event of a breach or threatened breach by the Executive of this Section 4, Addus Holding Corporation, Addus Management Corporation, Addus Acquisition Corporation, a Company Group Member or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of this Section 4 (without posting a bond or other security).

5. Non-Disclosure. Prior to and following the Separation Date, the Executive shall not disclose or use, except when necessary to further the interests of Company or any subsidiary thereof (collectively, the “Company Group”), any Trade Secret (as hereafter defined) of the Company Group, whether such Trade Secret is in the Executive’s memory or embodied in writing or other physical form. For purposes of this Section 5, “Trade Secret” means any information, not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts to maintain its secrecy that are reasonable under the circumstances, including, but not limited to, (a) trade secrets, (b) the business or affairs of the Company Group, (c) client and customer lists, (d) products or services, (e) fees, costs, and pricing structures, (f) charts, manuals and documentation, (g) databases, (h) accounting and business models, (i) designs, (j) analyses, (k) drawings, photographs and reports, (l) computer software, (m) copyrightable works, (n) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (o) sales records and (p) other proprietary commercial information. Said term, however, shall not include general “know-how” information acquired by the Executive during the course of his employment that could have been obtained by him from public sources without the expenditure of significant time, effort and expense.

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6. Confidential and Proprietary Information. The Executive recognizes and acknowledges that during his employment with the Company, he had access to certain confidential and proprietary information of the Company Group, including, but not limited to, Trade Secrets and other proprietary commercial information, and that such information constitutes valuable, special and unique property of the Company Group. The Executive agrees that he will not, for any reason or purpose whatsoever, except in the performance of his duties hereunder, or as required by law, disclose any such confidential information to any person, entity or governmental authority without express authorization of the Company.

7. Non-Disparagement. Prior to and following the Separation Date, the Executive agrees that he will not make any statement, either in writing or orally, that is communicated publicly or is reasonably likely to be communicated publicly, and that is reasonably likely to disparage or otherwise harm the business or reputation of the Company, or the reputation of any of its current or former directors, officers, employees or stockholders.

8. Return of Documents and Other Property. Upon the Separation Date, Executive shall return all originals and copies of books, records, documents, customer lists, sales materials, tapes, keys, credit cards and other tangible property of the Company Group within the Executive’s possession or under his control. The Company acknowledges that the Executive had certain research and form files that he brought with him and may have used to perform his duties herein and that he updated and added to such files during his employment with the Company. Such research and form files will remain and be the property of the Executive and he shall have the right to remove and take such files with him upon his termination of his employment with the Company; however, such files do not include any transaction, project, litigation or other general or specific files of the Company.

9. Remedies for Breach. In the event of a breach or threat of a breach of Sections 4, 5, 6, 7 or 8, the Executive hereby acknowledges that such breach or threat of a breach will cause the Company to suffer irreparable harm and the Company shall be entitled to an injunction restraining the Executive from breaching such provisions; but the foregoing shall not be construed as prohibiting the Company from having available to it to any other remedy, either at law or in equity, for such breach or threatened breach, including, but not limited to, the immediate cessation any remaining severance pay and benefits pursuant to Section 2, the recovery of damages from the Executive and the notification of any employer or prospective employer of the Executive as to the terms and conditions hereof (without limiting or affecting Executive’s obligations under Sections 4, 5, 6, 7 and 8).

10. Acknowledgement. The Executive acknowledges that, during his employment with the Company, he was directly and materially involved as a senior executive in all important policy and operational decisions of the Company Group. The Executive further acknowledges that the scope of the foregoing restrictions was specifically bargained between the Company and the Executive, each being fully informed of all relevant facts. Accordingly, the Executive acknowledges that the foregoing restrictions in Sections 4, 5, 6, 7 and 8 are fair and reasonable, are minimally necessary to protect the Company Group, its stockholders and the public from the

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unfair competition of the Executive who, as a result of his employment with the Company, had unlimited access to the most confidential and important information of the Company Group, its business and future plans. The Executive furthermore acknowledges that no unreasonable harm or injury will be suffered by him from enforcement of the covenants contained herein and that he will be able to earn a reasonable livelihood following the termination of his employment notwithstanding enforcement of the covenants contained herein.

11. Enforcement. If, at the time of enforcement of Sections 4, 5, 6, 7 and/or 8, a court or arbitrator holds that the restrictions stated therein are unreasonable under the circumstances then existing, the Parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area determined to be reasonable under the circumstances by such court or arbitrator, as applicable.

12. Right of Set-Off. In the event of a breach by the Executive of the provisions of this Agreement, the Company is hereby authorized at any time and from time to time and to the fullest extent permitted by law, after ten (10) days’ prior written notice to the Executive and if, during such ten (10) day period, the Executive has not cured such breach to the reasonable satisfaction of the Company, to set-off and apply any and all amounts at any time held by the Company on behalf of the Executive and all indebtedness at any time owing by the Company to the Executive against any and all of the obligations of the Executive now or hereafter existing.

13. Confidentiality of Terms. The Executive agrees that it is a material condition of this Agreement that the Executive shall keep the terms of this Agreement, and the negotiations related thereto, strictly and completely confidential and that the Executive will not directly or indirectly make or issue any private statement, press release or public statement, or communicate or otherwise disclose to any employee of the Company (past, present or future) or to a member of the general public, the negotiations leading to, or the terms, amounts or facts of or underlying this Agreement, except as may be required by securities law, applicable law, or compulsory process; provided, however, that the Executive may disclose the terms of this Agreement to his immediate family, attorneys, and accountants or other financial advisors so long as they agree to abide by the foregoing confidentiality restriction. The Parties acknowledge that this Agreement will be made available to the public as part of the Company’s disclosures under applicable securities laws.

14. Amendment. The Executive understands and agrees that this Agreement may not be modified, altered or changed except upon express written consent of both Parties wherein specific reference is made to this Agreement.

15. Entire Agreement; Waiver. The Executive understands and agrees that this Agreement, including Exhibit A hereto, sets forth the entire agreement between the Executive and the Company concerning the subject matter herein, and that it fully supersedes any prior rights or obligation of the Company to him, including, but not limited to, rights and obligations set forth in the Employment Agreement, as well as any other agreements between the Executive and the Company, other than any provisions in the Employment Agreement and any other agreements relating to inventions, intellectual property and equity, the provisions of which the Executive acknowledges are designed to survive the termination of his employment with Company. The Executive acknowledges and affirms that he has not relied on any

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representations, promises, or agreements of any kind made to him in connection with his decision to accept this Agreement, except for those that are set forth in this Agreement, including Exhibit A hereto. One or more waivers of a breach of any covenant, term or provision of this Agreement by any Party shall not be construed as a waiver of a subsequent breach of the same covenant, term or provision, nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term or provision.

16. Code Section 409A. This Agreement and the payments made pursuant to this Agreement are intended either to be exempt from Code Section 409A as short-term deferrals or under the two (2) times separation pay exception or, in the alternative, to comply with Code Section 409A, and shall be interpreted, construed and administered in accordance therewith. For purposes of Code Section 409A, each installment payment, if applicable, provided under this Agreement shall be treated as a separate payment. To the extent that any portion of any payment hereunder is not exempt from the application of Code Section 409A and the Executive is a “specified employee” within the meaning thereof, it may be subject to a six (6) month delay in payment following the Executive’s “separation from service” if and to the extent required under Code Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments or benefits provided under this Agreement comply with Code Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Executive as a result of this Agreement failing to comply with Code Section 409A.

17. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois, without giving effect to any choice of law rules or other conflicting provision of rule that would cause the laws of any other jurisdiction to be applied.

18. Arbitration. Each of the Parties hereto hereby agrees that, except as set forth below, any controversy or claim arising out of or relating to this Agreement (including, without limitation, as to arbitrability and any disputes with respect to the Executive’s employment with the Company or the termination of such employment), or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect as of the date of filing of the arbitration administered by a person authorized to practice law in the State of Illinois and mutually selected by the Company and the Executive (the “Arbitrator”). If the Company and the Executive are unable to agree upon the Arbitrator within fifteen (15) days, they shall each select an arbitrator within fifteen (15) days, and the arbitrators selected by the Company and the Executive shall appoint a third arbitrator to act as the Arbitrator within fifteen (15) days (at which point the Arbitrator alone shall judge the controversy or claim). The arbitration hearing shall commence within ninety (90) calendar days after the Arbitrator is selected, unless the Company and the Executive mutually agree to extend this time period. The arbitration shall take place in Chicago, Illinois. The Arbitrator will have full power to give directions and make such orders as the Arbitrator deems just. Nonetheless, the Arbitrator explicitly shall not have the authority, power, or right to alter, change, amend, modify, add, or subtract from any provision of this Agreement except pursuant to Section 11. The Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based within thirty (30) days after the conclusion of the arbitration hearing. The agreement to arbitrate will be specifically enforceable.

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The award rendered by the Arbitrator shall be final and binding (absent fraud or manifest error), and any arbitration award may be enforced by judgment entered in any court of competent jurisdiction. The Company and the Executive shall each pay one-half (1/2) of the fees of the Arbitrator. Either Party may seek and obtain from a court any injunctive or equitable relief necessary to maintain (and/or to restore) the status quo or to prevent the possibility of irreversible or irreparable harm pending final resolution of arbitration proceedings. For any such action, the Executive further irrevocably consents to the personal jurisdiction of the state and federal courts in the State of Illinois.

19. Miscellaneous. This Agreement may be signed in counterparts, both of which shall be deemed an original, but both of which, taken together shall constitute the same instrument. A signature made on a faxed or electronically mailed copy of the Agreement or a signature transmitted by facsimile or electronic mail shall have the same effect as the original signature. The section headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof. This Agreement shall be binding upon and inure to the benefit of the parties and their respective personal representatives, agents, attorneys, executors, administrators, heirs, successors and assigns.

[signature page follows]

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IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the date first set forth above.

ADDUS HOMECARE CORPORATION (“Company”)

By:	/s/ R. Dirk Allison
Name:	R. Dirk Allison
Its:	President and Chief Executive Officer

MARK S. HEANEY (“Executive”)

/s/ Mark S. Heaney

[Signature Page to Separation Agreement]

EXHIBIT A TO THE SEPARATION AGREEMENT

RELEASE AGREEMENT

In consideration of the promises contained herein and in the Separation Agreement entered into by the parties on March 1, 2016 (the “Agreement”), Addus HomeCare Corporation, a Delaware corporation (the “Company”), and Mark S. Heaney (“you”) hereby enter into this release agreement (the “Release Agreement”) as of the dates set forth on the signature page hereto.

WHEREAS, the Company and you entered into the Agreement, which includes this Release Agreement as an exhibit thereto; and

WHEREAS, the Company’s obligation to pay you the amounts described in Sections 2(a) or 2(c) of the Agreement is conditioned on your execution and non-revocation of this Release Agreement.

NOW THEREFORE, you hereby agree to the following:

1. General Release of Claims. In consideration for the amounts described in Sections 2(a) or 2(c) of the Agreement, which you acknowledge are not otherwise owed to you, you understand and agree that you are knowingly and voluntarily releasing, waiving and forever discharging, to the fullest extent permitted by law, on your own behalf and on behalf of your agents, assignees, attorneys, heirs, executors, administrators and anyone else claiming by or through you (collectively referred to as the “Releasors”), the Company and its affiliates, subsidiaries (including, but not limited to, Addus HealthCare, Inc.) and members, predecessors, successors or assigns, and any of its or their past or present parents, affiliates, subsidiaries and members, predecessors, successors or assigns; and any of its or their past or present shareholders; and any of its or their past or present directors, executives, members, officers, insurers, attorneys, employees, consultants, agents, both individually and in their business capacities, and employee benefits plans and trustees, fiduciaries, and administrators of those plans (collectively referred to as the “Released Parties”), of and from any and all claims under local, state or federal law, whether known or unknown, asserted and unasserted, that you and/or the other Releasors have or may have against Released Parties as of the day you sign this Release Agreement, including but not limited to all matters relating to or in any way arising out of any aspect of your employment with the Company, your other service provided to the Company and its affiliates, separation from employment and service with the Company, or your treatment by the Company while in service with and in the employ of the Company or a subsidiary thereof, all claims under any applicable law, and all other claims, charges, complaints, liens, demands, causes of action, obligations, damages (including punitive or exemplary damages), liabilities or the like (including without limitation attorneys’ fees and costs) (collectively “Claims”), including but not limited to all Claims for:

(a) salary and other wages, including, but not limited to, overtime if applicable, incentive compensation and other bonuses, severance pay, paid time off, or any benefits under the Employee Retirement Income Security Act of 1974, as amended or any other applicable local, state or federal law;

(b) discrimination, harassment or retaliation based upon race, color, national origin, ancestry, religion, marital status, sex, sexual orientation, citizenship status, pregnancy or any pregnancy related disability, family status, leave of absence (including but not limited to the Family Medical Leave Act or any other federal, state or local leave laws), handicap (including, but not limited to, The Rehabilitation Act of 1973), medical condition or disability, or any other characteristic covered by law under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, as amended, Sections 1981 through 1988 of the Civil Rights Act of 1866, and any other federal, state, or local law prohibiting discrimination in employment, the Worker Adjustment and Retraining Notification Act, or any other federal, state or local law concerning plant shutdowns, mass layoffs, reductions in force or other business restructuring;

(c) discrimination, harassment or retaliation based upon age under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990 and as further amended (the “ADEA”), or under any other federal, state, or local law prohibiting age discrimination;

(d) breach of implied or express contract (whether written or oral), breach of promise, misrepresentation, fraud, estoppel, waiver or breach of any covenant of good faith and fair dealing, including without limitation breach of any express or implied covenants of any employment agreement that may be applicable to you;

(e) defamation, negligence, infliction of emotional distress, violation of public policy, wrongful or constructive discharge, or any employment-related tort recognized under any applicable local, state, or federal law;

(f) any violation of any Fair Employment Practices Act, Equal Rights Act; Civil Rights Act; Minimum Fair Wages Act; Equal Pay Act; or Payment of Wages Act; or any comparable federal, state or local law;

(g) any violation of the Immigration Reform and Control Act, or any comparable federal, state or local law;

(h) any violation of the Fair Credit Reporting Act, or any comparable federal, state or local law;

(i) any violation of the Family and Medical Leave Act;

(j) any violation of the Illinois Human Rights Act, 775 I.L.C.S. §5/1-101 et seq., the Illinois Wage Payment and Collection Law, 820 I.L.C.S. §110/1 et seq., the Illinois Minimum Wage Law, 820 I.L.C.S. §105/1 et seq., the Cook County Human Rights Ordinance, Cook County Code, §42-30 et seq. (if applicable), the Chicago Human Rights Ordinance, Chicago Code, §2-160-010 et seq. (if applicable), or any comparable federal, state or local law and any violation of any comparable statute, regulation, or law of any country or nation;

(k) costs, fees, or other expenses, including attorneys’ fees; and

(l) any other claim, charge, complaint, lien, demand, cause of action, obligation, damages, liabilities or the like of any kind whatsoever, whether under U.S. law, state law or the law of another nation, including, without limitation, any claim that this Agreement was induced or resulted from any fraud or misrepresentation by Company.

Excluded from the release set forth in this Section 1 are: (i) any Claims or rights to enforce this Release Agreement or the Agreement against the Company, (ii) Claims arising after the date you sign this Release Agreement, and (iii) any Claims that you cannot lawfully release. Notwithstanding anything to the contrary contained herein, including in Section 2 below, also excluded from the release set forth in this Section 1 is your right to file a charge with an administrative agency (including the Equal Employment Opportunity Commission and the National Labor Relations Board) or participate in any agency investigation. You are, however, to the extent allowed by law, waiving your right to recover money or other damages in connection with any such charge or investigation. You are also, to the extent allowed by law, waiving your right to recover money in connection with a charge filed by any other individual or by the Equal Employment Opportunity Commission, National Labor Relations Board or any other federal, state or local agency.

Furthermore, notwithstanding anything herein to the contrary, nothing in the Agreement or this Release Agreement shall (x) prohibit you from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, or (y) require notification or prior approval by the Company of any reporting described in clause (x).

2. Additional Agreements by Employee.

(a) BY SIGNING THIS RELEASE AGREEMENT YOU ARE KNOWINGLY AND VOLUNTARILY WAIVING ANY RIGHTS (KNOWN OR UNKNOWN) TO BRING OR PROSECUTE A LAWSUIT OR MAKE ANY LEGAL CLAIM AGAINST THE RELEASED PARTIES WITH RESPECT TO ANY OF THE CLAIMS DESCRIBED ABOVE IN SECTION 1. You agree that the release set forth above will bar all claims or demands of every kind, known or unknown, referred to above in Section 1 and further agree that no non-governmental person, organization or other entity acting on your behalf has in the past or will in the future file any lawsuit, arbitration or proceeding asserting any claim that is waived or released under this Release Agreement. If you break this promise and file a lawsuit, arbitration or other proceeding asserting any Claim waived in this Release Agreement, (i) you will pay for all costs, including reasonable attorneys’ fees, incurred by the Released Parties in defending against such Claim (unless such Claim is a charge with the Equal Employment Opportunity Commission or the National Labor Relations Board); (ii) you give up any right to individual damages in connection with any administrative, arbitration or court proceeding with respect to your employment with and/or termination from employment with the Company, including damages, reinstatement or attorneys’ fees; and (iii) if you are awarded money damages, you will assign to the Released Parties your right and interest to all such money damages. If any claim is not subject to release, to the extent permitted by law, you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Company or any other Released Party is a party. Furthermore, if you are made a member of a class or collective action in any proceeding without your prior knowledge or consent, you agree to opt out of the class or collective action at the first opportunity. Notwithstanding the foregoing, this Section 2 does not limit your right to challenge the validity of this Release Agreement in a legal proceeding under the Older Workers Benefit Protection Act, 29 U.S.C. § 626(f), with respect to claims under the ADEA. This Section 2 also is not intended to and shall not limit the right of a court to determine, in its discretion, that the Company is entitled to restitution, recoupment or setoff of any payments made to you by the Company should this Release Agreement be found to be invalid as to the release of claims under the ADEA.

(b) You agree that you shall not solicit, encourage, assist or participate (directly or indirectly) in bringing any Claims or actions against any of the Released Parties by other current or former employees, officers or third parties, except as compelled by subpoena or other court order or legal process, and only after providing the Company with prior notice of any such subpoena, order or legal process and an opportunity to timely contest such process. Notwithstanding the foregoing, nothing in this Release Agreement shall preclude you from making truthful statements that are required by applicable law, regulation or legal process.

(c) You represent and warrant that you have not filed any administrative, judicial or other form of complaint or initiated any claim, charge, complaint or formal legal proceeding, nor are you a party to any such claim, against any of the Released Parties, and that you will not make such a filing at any time hereafter based on any events or omissions occurring prior to the date of execution of this Release Agreement. You understand and agree that this Release Agreement will be pleaded as a full and complete defense to any action, suit or proceeding which is or may be instituted, prosecuted or maintained by you, your agents, assignees, attorneys, heirs, executors, administrators and anyone else claiming by or through you.

(d) You agree that you will reasonably cooperate with the Company, its parents, subsidiaries or affiliates with respect to matters or issues which took place or arose during your tenure with the Company, specifically including, without limitation, any attorney retained by any of them, in connection with any pending or future internal investigation or judicial, administrative or regulatory matter, proceeding or investigation. The parties acknowledge and agree that such reasonable cooperation may include, but shall not be limited to, your making yourself available for meetings, interviews, depositions, statements, testimony or the signing of affidavits, and providing to the Company any documents or information in your possession or under your control relating to any such internal investigation or judicial, administrative or regulatory matter, proceeding or investigation, provided that any such meetings, interviews, depositions, statements or testimony do not unduly interfere with your work schedule, or other post-Company duties. The Company shall pay (or reimburse, if already paid by you) all reasonable, out-of-pocket expenses actually incurred in connection with your cooperation and assistance including, without limitation, reasonable fees and disbursements of counsel, if any, chosen by you if you reasonably determine in good faith, on the advice of counsel, that the Company’s counsel may not ethically represent you in connection with such action, suit or proceeding due to actual conflicts of interests. You represent and warrant that you have and will accurately, completely and truthfully disclose to the Company any and all materials and information requested, including, without limitation, in connection with any pending or future internal investigation or judicial, administrative or regulatory matter, proceeding or investigation involving conduct in which you were involved or had knowledge in connection with your employment with the Company.

(e) You agree to cooperate with Company and take all necessary steps to effectuate this Release Agreement, each of its terms and the intent of the parties.

3. Affirmations. In signing this Release Agreement, you are affirming that:

(a) Other than as described in Section 2(d) of the Agreement, you have been paid and/or have received all compensation, wages, bonuses, commissions, overtime and/or benefits to which you may be entitled. You affirm that you have been granted or not been denied any leave to which you were entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws;

(b) Other than as described in Section 2 of the Agreement, you are not eligible to receive payments or benefits under any other Company and/or other Released Party’s severance pay policy, plan, practice or arrangement;

(c) You have no known workplace injuries or occupational diseases;

(d) You have not complained of and you are not aware of any fraudulent activity or any act(s) which would form the basis of a claim of fraudulent or illegal activity by the Company or any other Released Party that you have not reported to the Company in writing. You also affirm that you have not been retaliated against for reporting any allegations of wrongdoing by any Released Party, including any allegations of corporate fraud. Both parties acknowledge that this Release Agreement does not limit either party’s right, where applicable, to file or to participate in an investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, you agree that if such an administrative claim is made, you shall not be entitled to recover any individual monetary relief or other individual remedies;

(e) You acknowledge and agree that all of the Company’s decisions regarding your pay and benefits through the date of your execution of this Release Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin, or any other classification protected by law;

(f) On or about your last day of employment, the Company provided you with timely and adequate notice of your right to continue group insurance benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) (unless such notice was not required to be given because, on the day before termination, you did not receive group health insurance benefits through the Company and thus are not a qualified beneficiary within the meaning of COBRA); and

(g) You acknowledge and agree that if you breach the provisions of this Release Agreement or the Agreement (including, but not limited to, Sections 4, 5, 6, 7, and/or 8 of the Agreement), that the Company will have the right to seek an appropriate remedy against you, which may include, but not be limited to, injunctive relief, the return of the Severance Amount (as defined in the Agreement), other monetary damages, and the payment of the Company’s attorneys’ fees. Additionally, if you breach this Release Agreement or the Agreement, the Company shall have the right, without waiving any other remedies in law or equity, to cease any further payments of the Severance Amount. Notwithstanding such cessation of payments, all of your obligations hereunder shall be continuing and enforceable including, but not limited to, your release of claims, and the Company shall be entitled to pursue all remedies against you available at law or in equity for such breach.

4. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois, without giving effect to any choice of law rules or other conflicting provision of rule that would cause the laws of any other jurisdiction to be applied.

5. Arbitration. Each of the Parties hereto hereby agrees that, except as set forth below, any controversy or claim arising out of or relating to the Agreement or this Release Agreement (including, without limitation, as to arbitrability and any disputes with respect to the Executive’s employment with the Company or the termination of such employment), or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect as of the date of filing of the arbitration administered by a person authorized to practice law in the State of Illinois and mutually selected by the Company and the Executive (the “Arbitrator”). If the Company and the Executive are unable to agree upon the Arbitrator within fifteen (15) days, they shall each select an arbitrator within fifteen (15) days, and the arbitrators selected by the Company and the Executive shall appoint a third arbitrator to act as the Arbitrator within fifteen (15) days (at which point the Arbitrator alone shall judge the controversy or claim). The arbitration hearing shall commence within ninety (90) calendar days after the Arbitrator is selected, unless the Company and the Executive mutually agree to extend this time period. The arbitration shall take place in Chicago, Illinois. The Arbitrator will have full power to give directions and make such orders as the Arbitrator deems just. Nonetheless, the Arbitrator explicitly shall not have the authority, power, or right to alter, change, amend, modify, add, or subtract from any provision of the Agreement or this Release Agreement (except pursuant to Section 11 of the Agreement). The Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based within thirty (30) days after the conclusion of the arbitration hearing. The agreement to arbitrate will be specifically enforceable. The award rendered by the Arbitrator shall be final and binding (absent fraud or manifest error), and any arbitration award may be enforced by judgment entered in any court of competent jurisdiction. The Company and the Executive shall each pay one-half (1/2) of the fees of the Arbitrator. Either Party may seek and obtain from a court any injunctive or equitable relief necessary to maintain (and/or to restore) the status quo or to prevent the possibility of irreversible or irreparable harm pending final resolution of arbitration proceedings. For any such action, the Executive further irrevocably consents to the personal jurisdiction of the state and federal courts in the State of Illinois.

6. Amendment. You understand and agree that this Release Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Release Agreement.

7. Right to Consider, Rescind and Revoke Acceptance. This Release Agreement is intended to comply with the Older Workers Benefit Protection Act of 1990 with regard to your waiver of rights under the ADEA. In signing this Release Agreement, you understand and agree that:

(a) You are specifically advised to consult with an attorney of your own choosing before you sign this Release Agreement, as it waives and releases rights you have or may have under federal, state and local law, including, but not limited to, the ADEA. You acknowledge that you will bear all expenses incurred by you in the negotiation and preparation of this Release Agreement, and the Company will bear all fees incurred by it.

(b) You will have up to twenty-one (21) calendar days from the Separation Date (as defined in the Agreement) to decide whether to accept and sign this Release Agreement. In the event you do sign this Release Agreement, you may revoke or rescind your acceptance within seven (7) calendar days of signing it, and it will not become effective or enforceable until the eighth (8th) day after you sign it (the “Release Agreement Effective Date”). In order to effectively revoke or rescind your acceptance, the revocation or rescission must be in writing and postmarked within the seven (7) calendar day period, and properly addressed to:

Addus HomeCare Corporation

2300 Warrenville Road

Downers Grove, Illinois 60065

Attention: General Counsel

You acknowledge that if you do not accept this Release Agreement in the manner described above, it will be withdrawn and of no effect. You acknowledge and agree that, if you revoke your acceptance of this Agreement, you shall receive none of the Severance Amount provided for in the Agreement and this Release Agreement and the Agreement shall be null and void, having have no further force or effect, and that this Release Agreement and the Agreement will not be admissible as evidence in any judicial, administrative or arbitral proceeding or trial. You further acknowledge that if the Release Agreement is not revoked in the time period set forth above, you shall have forever waived your right to revoke this Release Agreement, and it shall thereafter have full force and effect as of the Release Agreement Effective Date. For the avoidance of doubt, this Release Agreement must be executed and not revoked by you no later than March 15, 2016.

(c) Any and all questions regarding the terms of this Release Agreement have been asked and answered to your complete satisfaction.

(d) You acknowledge that the consideration provided for hereunder is in addition to anything of value to which you already are entitled and the consideration provided for herein is good and valuable.

(e) You are entering into this Release Agreement voluntarily, of your own free will, and without any coercion or undue influence of any kind or type whatsoever.

(f) Any modifications of or revisions to this Release Agreement do not re-start the consideration period, described in paragraph (b) of this Section 7.

(g) You understand that the releases contained in this Release Agreement do not extend to any rights or claims that you have under the ADEA that first arise after execution of this Release Agreement.

[signatures on following page]

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Release Agreement as of the dates set forth below.

ADDUS HOMECARE CORPORATION (“Company”)

By:	/s/ R. Dirk Allison
Name:	R. Dirk Allison
Its:	President and Chief Executive Officer
Date:	March 1, 2016

I have decided to accept this Release Agreement, to fulfill the promises I have made in the Agreement and in this Release Agreement, and to receive the Severance Amount or the Change in Control Severance Amount described in Section 2 of the Agreement. I hereby freely and voluntarily assent to all the terms and conditions in this Release Agreement and reaffirm my obligations under the Agreement. I understand that this Release Agreement will become a binding agreement between the Company and me as of the eighth (8th) day after I sign it, and I am signing this Release Agreement as my own free act with the full intent of releasing the Released Parties from all Claims, as described in Section 1 above, including but not limited to those under the Age Discrimination in Employment Act (ADEA).

/s/ Mark S. Heaney	Date: February 26, 2016
Mark S. Heaney